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                                                                   Exhibit 10.13











                                   ALTEON INC.
                                CHANGE IN CONTROL
                             SEVERANCE BENEFITS PLAN










                                                     Effective February 27, 1996
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                                                                   Exhibit 10.13

                                TABLE OF CONTENTS

INTRODUCTION................................................................  1

ARTICLE I
DEFINITIONS.................................................................  1

ARTICLE II
ENTITLEMENT TO BENEFITS.....................................................  5

         2.1      ELIGIBILITY REQUIREMENTS..................................  5
         2.2      LIMITATION ON ENTITLEMENT TO BENEFITS.....................  5

ARTICLE III
SEVERANCE BENEFITS UNDER THE PLAN...........................................  5

         3.1      AVAILABLE SEVERANCE BENEFITS..............................  5
         3.2      CONTINUATION OF BENEFITS UPON DEATH.......................  6
         3.3      LIMITATION OF SEVERANCE BENEFITS..........................  7

ARTICLE IV
AMENDMENT OR TERMINATION OF PLAN............................................  7

ARTICLE V
MISCELLANEOUS...............................................................  7

         5.1      PLAN INTERPRETATION.......................................  7
         5.2      GENDER AND NUMBER.........................................  7
         5.3      UNFUNDED OBLIGATIONS......................................  8
         5.4      TRANSFERABILITY OF BENEFITS...............................  8
         5.5      NO GUARANTEE OF TAX CONSEQUENCES..........................  8
         5.6      CONSTRUCTION, GOVERNING LAWS..............................  8
         5.7      SEPARABILITY..............................................  8
         5.8      EMPLOYEE'S RIGHTS.........................................  9
         5.9      ACTION BY THE COMPANY.....................................  9

ARTICLE VI
ERISA PROVISIONS............................................................  9

         6.1      CLAIM FOR BENEFITS........................................  9
         6.2      NAMED FIDUCIARY........................................... 10
         6.3      GENERAL FIDUCIARY RESPONSIBILITIES........................ 10

                                       i
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                                                                   Exhibit 10.13


                                   ALTEON INC.
                    CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

                                  INTRODUCTION


         Alteon Inc. ("Company") has adopted the Alteon Inc. Change in Control Severance Benefits Plan ("Plan") effective February 27, 1996 to reward its Employees for loyal service to the Company by providing for Severance Benefits to Employees upon certain terminations of employment after a Change in Control of the Company. The Board of Directors of the Company ("Board"), has determined that the establishment of the Plan is in the best interest of the Company and its shareholders to protect and retain qualified Employees and to encourage their full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened Change in Control of the Company.

                                    ARTICLE I
                                   DEFINITIONS


         1.1 "Acquiring Person" means any "Person" or group of "Affiliates" or "Associates" (as those terms are defined in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as amended) who is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding Stock.

         1.2 "Administrator" means the Committee or the individual or individuals appointed by the Committee to carry out the administration of the Plan. In the event the Administrator has not been appointed or resigns from a prior appointment, the Company shall be deemed to be the Administrator. Any procedure, discretionary act, interpretation or construction taken by the Administrator shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent and terms of the Plan. All determinations by the Administrator shall be final and binding upon Employees and all other parties having an interest in this Plan.

         1.3 "Base Amount" shall be an Employee's "base amount" as defined and determined under Section 280G of the Code and applicable Regulations at the time of an Employee's Qualifying Termination.

         1.4 "Base Compensation" means one-twelfth of an Employee's gross salary (including any amounts deferred under any Company plan or program), for the Compensation Period which includes his or her Qualifying Termination (or Change in Control if an Employee's Base Amount is higher during such Compensation Period).

         1.5 "Board" means the Board of Directors of the Company.

         1.6 "Change in Control" means:

                  (a) the Company is merged with or into or consolidated with another corporation or other entity under circumstances where the shareholders of the Company immediately prior to such merger or consolidation do not own, after such merger or consolidation, shares representing at least fifty percent (50%) of the

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                                                                   Exhibit 10.13

voting power of the Company or the surviving or resulting corporation or other entity, as the case may be; or

                  (b) the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity; or

                  (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of forty percent (40%) or more of the Common Stock of the Company other than pursuant to a plan or arrangement entered into by such person and the Company or otherwise approved by the Board; or

                  (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended.

         1.8 "Committee" means the Compensation Committee of the Board or any successor to the Committee or any other committee appointed by the Board to perform the functions of the Committee hereunder.

         1.9 "Company" means Alteon Inc. and any successor thereto.

         1.10 "Compensation Period" means the twelve month period for which an Employee's annual compensation and benefits are determined by the Company.

         1.11 "Continuing Director" means any member of the Board who is not an Acquiring Person and who was a member of the Board prior to the time when the Acquiring Person became an Acquiring Person. "Continuing Director" includes any successor of a Continuing Director, while the successor is a member of the Board, who is not an Acquiring Person or a representative or nominee of an Acquiring Person and who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         1.12 "Employee" means any individual who is employed by and regularly performs personal services for the Company.

         1.13 "Employment Group A" means the group of Employees that includes
(a) officers of the Company who serve in a position of authority equal to or greater than that possessed by a vice president of the Company, and (b) departmental directors.

         1.14 "Employment Group B" means the group of Employees that includes associates of the Company.

         1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.16 "Plan" means the Alteon Inc. Change in Control Severance Benefits Plan, as stated herein and as amended from time to time.

         1.17 "Qualifying Termination" means, within two years after a Change in Control, termination of employment other than Termination for Cause, as defined

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                                                                   Exhibit 10.13

in Section 1.21, or resignation by an Employee within 90 days after a detrimental change in the nature or scope of his or her employment or duties. Detrimental change shall include, without limitation, the assignment of the Employee to any duties substantially inconsistent with his or her then current position, duties, responsibilities or status with the Company or a substantial reduction in such duties or responsibilities, the removal of the Employee from, or any failure to re-elect him or her to his or her then current positions, a reduction in base salary or other employee benefits, the failure by the Company to continue to provide the Employee with substantially similar bonus opportunities, the relocation of the Employee's primary office of employment to a location more than thirty-five (35) miles from the location of such office prior to the relocation, and substantially increased travel requirements.

         Notwithstanding anything herein to the contrary, if an Employee's employment with the Company is terminated prior to the date on which a Change in Control occurs, and if such Employee reasonably demonstrates that his or her termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect such Change in Control or (b) otherwise arose in connection with or anticipation of such Change in Control, then, provided such Change in Control occurs, for all purposes of this Plan, such Employee will have incurred a "Qualifying Termination" on the date immediately prior to the date of such termination of employment. Notwithstanding the foregoing, "Qualifying Termination" shall not include any termination prior to a Change in Control which is undertaken by the Company in the ordinary course of its business or in response to an adverse change in its business, financial condition or results of operations.

         1.18 "Regulations" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his or her delegate, as amended from time to time.

         1.19 "Severance Benefits" means benefits provided under the Plan pursuant to Article III.

         1.20 "Stock" means the Company's Common Stock.

         1.21 "Termination for Cause" means:

                  (a) as to any Employee for whom there is then in effect an employment agreement with the Company, the Employee's termination for cause or as a result of death or disability, in each case as defined in and permitted by such employment agreement; and

                  (b) as to any Employee for whom there is not then in effect an employment agreement with the Company, the Employee's termination of employment with the Company due to the Employee's:

                  (i) conviction for, or plea of nolo contendere to, a felony or a crime involving moral turpitude;

                  (ii) commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Employee's employment by the Company;

                  (iii) commission of an act which the Administrator shall reasonably, in its sole discretion, have found to have involved willful misconduct or gross negligence on the part of the Employee, in the conduct of his or her duties;

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                                                                   Exhibit 10.13

                  (iv) habitual absenteeism;

                  (v) material breach of any material provision of any agreement between the Employee;

                  (vi) willful and continued failure to perform substantially his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); or

                  (vii) death or disability.

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                                                                   Exhibit 10.13

                                   ARTICLE II
                             ENTITLEMENT TO BENEFITS

2.1      ELIGIBILITY REQUIREMENTS

         Each Employee is eligible for benefits upon a Qualifying Termination, subject to Section 2.2 below. Benefits under this Plan shall be in addition to, and not in substitution for, benefits, including, without limitation, severance benefits and bonus payments, to which an Employee is entitled pursuant to any agreement or understanding between the Company and the Employee.

2.2      LIMITATION ON ENTITLEMENT TO BENEFITS

         Notwithstanding any other provision of this Plan, no Employee shall be entitled to receive benefits under this Plan upon a Qualifying Termination if, prior to the Change in Control, a majority of the Continuing Directors who are then members of the Board of Directors of the Company approve, and do not rescind, a resolution providing that no benefits shall be paid to terminated Employees upon the occurrence of the Change in Control.

                                   ARTICLE III
                        SEVERANCE BENEFITS UNDER THE PLAN

3.1      AVAILABLE SEVERANCE BENEFITS

         Each Employee who has incurred a Qualifying Termination shall be entitled to the following Severance Benefits, based on his or her status as a member of Employment Group A or Employment Group B:

         (a) Employment Group A. If an Employee who has incurred a Qualifying Termination is a member of Employment Group A, the Employee shall receive:

                  (1) continuation of his or her Base Compensation payable each month for the twenty-four months following his or her date of Qualifying Termination (or the Change in Control, if later), or, at the election of the Employee, a lump sum payment equal to the present value as of the date of Qualifying Termination (or the Change in Control, if later) of such payments discounted at the rate prescribed under Section 1.280G-1 Q & A-24(c)(2) of the Regulations;

                  (2) continuation of participation in all benefit programs and plans providing for health or life insurance in which the Employee participated and upon the same terms available either immediately prior to the Change in Control or the date of Qualifying Termination (whichever would provide the Employee with greater benefits) until the earlier of (a) eighteen (18) months after his or her date of Qualifying Termination (or the Change of Control, if later) or (b) as to any benefit program or plan, the date on which he or she is first eligible to receive from another source a benefit program or plan substantially similar to and no less favorable than the benefit program or plan provided by the Company. If the terms of any benefit plan do not permit continued participation by the Employee, then the Company will pay to the Employee each month during the period provided in the preceding sentence the amounts set forth in the following sentences. With respect to health insurance the Company will pay the Employee an amount equal to the full monthly premium paid by it for the coverage in effect for the Employee and his or her dependents on the Employee's date of Qualifying Termination or the Change in Control (whichever would provide the Employee with greater benefits). With respect to life insurance the Company will pay the Employee an amount equal to the monthly premium on any life insurance policy

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                                                                   Exhibit 10.13

obtained by the Employee which provides benefits substantially similar to the life insurance provided to the Employee under the Company's benefit plans on his or her date of Qualifying Termination or the Change in Control (whichever would provide the Employee with greater benefits) up to a maximum of one and one-half (1-1/2) times the monthly cost to the Company of providing life insurance to the Employee on his or date of Qualifying Termination or Change in Control, as the case may be.

         (b) Employment Group B. If an Employee who has incurred a Qualifying Termination is a member of Employment Group B, the Employee shall receive continuation of his or her Base Compensation payable each month for two months, plus one additional month for each year of service (up to a maximum payment period of 24 months), following his or her date of Qualifying Termination (or the Change in Control, if later), or, at the election of the Employee, a lump sum payment equal to the present value as of the date of Qualifying Termination (or the Change in Control, if later) of such payments discounted at the rate prescribed under Section 1.280G-1 Q & A-24(c)(2) of the Regulations.

3.2      CONTINUATION OF BENEFITS UPON DEATH

         Upon the death of an Employee who has incurred a Qualifying Termination, the continuation of his or her Base Compensation determined in accordance with Section 3.1(a)(1) or 3.1(b) of this Plan shall be paid to the beneficiary designated by the Employee under this Plan. If no beneficiary is designated, such payments shall be made to his or her surviving spouse, if any, or to his or her estate. In addition, the survivors of a deceased Employee from Employment Group A who had incurred a Qualifying Termination shall have such rights to other benefits as would be available to the survivors of a deceased Employee in Employment Group A who had not incurred a Qualifying Termination.

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                                                                   Exhibit 10.13

3.3      LIMITATION OF SEVERANCE BENEFITS

         In the event that the present value of any Severance Benefits, as set forth in this Plan, combined with any other benefits which constitute "parachute payments" within the meaning of Section 280G of the Code would be subject to the excise tax imposed by Section 4999 of the Code ("Excise Tax"), then the amount of Severance Benefits may be reduced to the amount which the Employee, in his or her sole discretion, determines would result in no portion of such benefits (or only such portion thereof as is acceptable to the Employee) being subject to the Excise Tax. The determination by the Employee of any reduction shall be conclusive and binding upon the Company.

         The Company shall reduce such Severance Benefits only upon written notice, received from the Employee not later than thirty days after the date on which he or she becomes eligible for benefits, indicating the amount of such reduction.

                                   ARTICLE IV
                        AMENDMENT OR TERMINATION OF PLAN

         The Committee or the Board may at any time amend or terminate this Plan, provided that at the time of such amendment or termination Continuing Directors comprise a majority of the Committee or the Board, as the case may be, and a majority of the Continuing Directors then serving on the Committee or the Board, as the case may be, approve such amendment or termination. Notwithstanding anything to the contrary contained herein, the Plan may not be amended in any respect or terminated after the occurrence of a Change in Control.

                                    ARTICLE V
                                  MISCELLANEOUS

5.1      PLAN INTERPRETATION

         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. This Plan shall be read in its entirety and not severed except as provided in Section 5.6.

5.2      GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

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                                                                   Exhibit 10.13

5.3      UNFUNDED OBLIGATIONS

         All benefits due an Employee or an Employee's beneficiary under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment to one or more Employees of any or all benefits and obligations under this Plan, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in the trust, provided that the trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the ERISA. The trust shall make distributions in accordance with the terms of the Plan.

         The Company may, in its discretion, set aside the necessary funds to satisfy and discharge the Company's obligations under this Plan. Any funds remaining after the satisfaction and discharge of all obligations under this Plan shall be returned to the Company, its successors or assigns.

5.4      TRANSFERABILITY OF BENEFITS

         The right to receive payment of any benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation or by will or under the laws of descent and distribution.

5.5      NO GUARANTEE OF TAX CONSEQUENCES

         Neither the Administrator nor the Company makes any commitment or guarantee regarding tax consequences to an Employee under any federal, state, or local income tax laws, resulting from the receipt of any Severance Benefits provided under this Plan (or other benefits which are contingent upon a Change in Control). Any Employee who may be subject to Excise Tax may reduce his or her Severance Benefits as provided in Section 3.2. Each Employee acknowledges that all amounts payable hereunder shall be reduced by any and all federal, state and local taxes, including applicable Excise Taxes, imposed upon the Employee or his or her beneficiary which are required to be paid or withheld by the Company.

5.6      CONSTRUCTION, GOVERNING LAWS

         Except to the extent that federal legislation or applicable regulation shall govern, the validity and construction of the Plan and each of its provisions shall be subject to and governed by the laws of the State of New Jersey.

5.7      SEPARABILITY

         If any provision of this Plan is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Plan shall continue in full force and effect.

5.8      EMPLOYEE'S RIGHTS

         This Plan shall not be deemed to constitute a contract of employment between the Company and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Employee at any time regardless of the effect which such discharge shall have upon his or her entitlement to Severance Benefits under this Plan.

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                                                                   Exhibit 10.13

5.9      ACTION BY THE COMPANY

         Whenever the Company under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

                                   ARTICLE VI
                                ERISA PROVISIONS

6.1      CLAIM FOR BENEFITS

         (a) Any claim for Severance Benefits shall be made to the Administrator. If the Administrator denies a claim, the Administrator may provide notice to the Employee or beneficiary, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim. If the Administrator does not notify the Employee of the denial of the claim within the 90 day period specified above, then the claim shall be deemed denied. The notice of a denial of a claim shall be written in a manner calculated to be understood by the claimant and shall set forth:

                  (1) specific references to the pertinent Plan provisions on which the denial is based;

                  (2) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and

                  (3)      an explanation of the Plan's claim procedure.

         (b) Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Administrator for a full and fair review. The claimant or his or her duly authorized representative may:

                  (1) request a review upon written notice to the Administrator;

                  (2)      review pertinent documents; and

                  (3)      submit issues and comments in writing.

         (c) A decision on the review by the Administrator will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing (such as the need to hold a hearing), in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The decision of the Administrator shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

6.2      NAMED FIDUCIARY

         The Administrator shall be the named fiduciary pursuant to ERISA
Section 402 and shall be responsible for the management and control of the operation and administration of the Plan.

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                                                                   Exhibit 10.13

6.3      GENERAL FIDUCIARY RESPONSIBILITIES

         The Administrator and any other fiduciary under ERISA shall discharge their duties with respect to this Plan solely in the interest of the Employees and their beneficiaries and:

         (a) for the exclusive purpose of providing Severance Benefits to Employees and their beneficiaries and defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

         (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with ERISA.


         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and
executed by its duly authorized officer, this day of   , 19  .

                                        ALTEON INC.




                                        By:




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